CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2024, relating to the financial statements and financial highlights of Procure ETF Trust II comprising Procure Space ETF, which are included in Form N-CSR for the year ended October 31, 2024, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statements of Additional Information.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
February 27, 2025